Securities and Exchange Commission

                         Washington, D.C. 20549

                               FORM 8-K

                            Current Report

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       OCTOBER 31, 2002
                                                       ----------------

                       BLACK WARRIOR WIRELINE CORP.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)


DELAWARE                                 0-18754                  11-2904094
-----------------------------     ------------------------    ------------------
(State or other jurisdiction      (Commission File Number)      (IRS Employer
of incorporation)                                            Identification No.)


                 100 ROSECREST LANE, COLUMBUS, MISSISSIPPI 39701
                 -----------------------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code: (662) 329-1047
        ------------------------------------------------------------------
          (Former name or former address, if changed since last report)





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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On October 31, 2002, Black Warrior Wireline Corp. (the "Company") engaged Grant Thornton LLP ("Grant Thornton") as its principal accountants. The Company's audit committee and board of directors approved the engagement of Grant Thornton.

         During the fiscal years ended December 31, 2001 and December 31, 2000, including the subsequent interim periods through October 31, 2002, the date of Grant Thornton's engagement, the Company (or anyone on its behalf) did not consult with Grant Thornton regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements and either a written report was provided to the Company or oral advice was provided that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to that item) with the Company's former principal accountants or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K) involving the Company's former principal accountants.

         On October 31, 2002, the Company provided Grant Thornton with a copy of this report prior to filing it with the Securities and Exchange Commission ("Commission") to provide Grant Thornton with an opportunity to furnish to the Company a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which Grant Thornton does not agree with the statements made by the Company in this Current Report in response to Item 304(a) of Regulation S-K. Grant Thornton did not furnish such a letter to the Company.

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


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         BLACK WARRIOR WIRELINE CORP.

Dated:  November 1, 2002            By:  /s/ William L. Jenkins
                                         ----------------------
                                         William L. Jenkins, President




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